THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                                   (Seller)

                                      and

                   THE PRUDENTIAL HOME MORTGAGE COMPANY, INC.
                                   (Servicer)

                                      and

                         FIRST TRUST NATIONAL ASSOCIATION
                                    (Trustee)
                          ___________________________

                                AMENDMENT NO. 1

                          Dated as of December 15, 1995

                                       TO

                        POOLING AND SERVICING AGREEMENT

                         DATED AS OF SEPTEMBER 24, 1993

                          ___________________________

                                $250,289,229.13
                       Mortgage Pass-Through Certificates

                                 Series 1993-40

AMENDMENT NO. 1, dated as of December 15, 1995, ("Amendment"), to the Pooling and Servicing Agreement dated as of September 24, 1993 (the "Agreement") among THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC., as seller (the "Seller"), THE PRUDENTIAL HOME MORTGAGE COMPANY, INC., as servicer (the "Servicer"), and FIRST TRUST NATIONAL ASSOCIATION, as trustee (the "Trustee").
WHEREAS, Section 10.01 of the Agreement provides, among other things, that the Seller, the Servicer and the Trustee may amend the Agreement, subject to certain provisos, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of the Holders of Certificates of such Class or Subclass.

WHEREAS, the Seller, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment and have obtained the consent of the Holder of 100% Percentage Interest of the Class A-9 Certificates and the Opinion of Counsel required by Section 10.01 in connection with such amendment.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Seller, the Servicer and the Trustee agree as follows:

All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

Section 1. Amendment of Section 1.01. Article I of the Agreement is hereby amended as follows:

(a)    The definition of "Denomination" is amended to read as follows:

Denomination: The amount, if any, specified on the face of each Certificate (other than a Class A-9 Certificate) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to a Class A-9 Certificate, the amount specified on the face of such Certificate representing the portion of the Initial Class A-9 Notional Amount evidenced by such Certificate.

(b) A new definition "Initial Class A-9 Notional Amount" is added to read as follows:

Initial Class A-9 Notional Amount: The Initial Class A-9 Notional Amount as set forth in Section 11.18.

Section 2. Amendment of Section 5.01(a). The first sentence of Section 5.01(a) of the Agreement is hereby amended to read as follows:

(a) The Class A, Class M and Class B Certificates shall be issued only in minimum denominations of a Single Certificate and, except for the Class A-9 and Class B Certificates, integral multiples of $1,000 (or $1 in the case of the Class B Certificates and any amount in the case of the Class A-9 Certificates) in excess thereof (except, if necessary, for one Certificate of each Class or Subclass (other than the Class A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance of such Subclass or the Original Class B Principal Balance or the Original Class M Principal Balance, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2,

A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-R, B, C and D (reverse side of Certificates) hereto.

Section 3. Amendment of Section 5.02(b) and 5.02(c). Sections 5.02(b) and 5.02(c) of the Agreement are hereby amended to read as follows:

(b) No transfer of a Class B Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years from the date of the initial sale of Certificates, require a Class B Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Servicer, and (ii) the Trustee shall require the transferee to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Servicer. The Holder of a Class B Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B Certificates under said Act or any other securities law.

(c) No transfer of a Class M or Class B Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Class B Certificate in the form of Exhibit J hereto, or, in the case of such Class M Certificate, in the form of Exhibit K hereto, to the effect that such transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or a governmental plan as defined in Section 3(32) of ERISA or Code Section 4975 subject to any federal, state or local law ("Similar Law") which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of any such Plan or using the assets of any such Plan to effect such purchases, which representation letter shall not be an expense of the Trustee, the Seller or the Servicer, or (ii) in the case of any such Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Trustee, the Seller or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Servicer. The Class M or Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

Section 4. Amendment of Section 11.14. Section 11.14 of the Agreement is hereby amended to read as follows:

Section 11.14. Wire Transfer Eligibility. With respect to the Certificates (other than the Class A-9 and Class A-R Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $5,000,000.00. With respect to the Class A-9 Certificates, the minimum Percentage Interest eligible for wire transfer on each Distribution Date is 25% Percentage Interest. The Class A-R Certificate is not eligible for wire transfer.

Section 5. Amendment of Section 11.15. Section 11.15 of the Agreement is hereby amended to read as follows:

Section 11.15. Single Certificate. A Single Certificate for each Subclass of Class A Certificates (other than the Class A-9 and Class A-R Certificates), the Class M Certificates and the Class B Certificates represents a $100,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $1,000 Denomination. A Single Certificate for the Class A-9 Certificates represents a $50,000,000 Initial Class A-9 Notional Amount.

Section 6. Addition of Section 11.18. A new Section 11.18 is added to read as follows:

Section 11.18. Initial Class A-9 Notional Amount. The Initial Class A-9 Notional Amount is $250,268,432.

Section 7. Amendment of Exhibit A-9. Exhibit A-9 to the Agreement is hereby amended as attached hereto as Exhibit A.

Section 8.    Amendment of Exhibit J.    Exhibit J to the Agreement is hereby
amended as attached hereto as Exhibit B.

Section 9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 10.    Ratification of Agreement.    Except as modified and expressly
amended by this Agreement, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 11.    Governing Law.      This Amendment shall be construed in
accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

THE PRUDENTIAL HOME MORTGAGE
    SECURITIES COMPANY, INC.
    as Seller

By:
Name:   M. Kathryn Gray
Title:    Vice President

THE PRUDENTIAL HOME MORTGAGE
    COMPANY, INC.
    as Servicer

By:
Name:   M. Kathryn Gray
Title:    Vice President

FIRST TRUST NATIONAL ASSOCIATION
    as Trustee

By:
Name:
Title:

Attest:

By:______________________
Name:____________________
Title:_____________________

STATE OF NEW YORK)
                     ss.:
COUNTY OF NEW YORK)

On this 15th day of December, 1995, before me, a notary public in and for the State of New York, personally appeared M. Kathryn Gray, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public
[NOTARIAL SEAL]

STATE OF NEW YORK)
                        ss.:
COUNTY OF NEW YORK)

On this 15th day of December, 1995, before me, a notary public in and for the State of New York, personally appeared M. Kathryn Gray, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Company, Inc., a New Jersey corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public
[NOTARIAL SEAL]

STATE OF _________)
                         ss.:
COUNTY OF ________)

On this _____ day of December, 1995 before me, a notary public in and for the State of ____________, personally appeared ______________________, known to me who, being by me duly sworn, did depose and say that she resides at ___________; that she is the ______________ of First Trust National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


_________________________
Notary Public
[NOTARIAL SEAL]


STATE OF _________)
                     ss.:
COUNTY OF ________)

On this ____ day of December, 1995 before me, a notary public in and for the State of _____________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that she resides at _____________; that she is the ______________ of First Trust National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


_________________________
Notary Public
[NOTARIAL SEAL]

                         EXHIBIT A TO AMENDMENT NO. 1
                     TO THE POOLING AND SERVICING AGREEMENT

                                  EXHIBIT A-9

                    [FORM OF FACE OF CLASS A-9 CERTIFICATE]
                       MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 1993-40, CLASS A-9

evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

             THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
               (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, ANY AFFILIATE OF THE SELLER OR THE TRUSTEE, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, ANY AFFILIATE OF THE SELLER, THE TRUSTEE, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.

Percentage Interest evidenced
by this Certificate: %

Denomination:  $  (Initial Class A-9 Notional Amount)
Cut-Off Date:  September 1, 1993
First Distribution Date:  October 25, 1993

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 24, 1993 (the "Agreement") among the Seller, The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer"), and First Trust National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. Interest will accrue on the Class A-9 Certificates during each month in an amount equal to the product of
(A) 1/12th of (i) the weighted average Net Mortgage Interest Rate of the Mortgage Loans on the first day of such month minus (ii) 6.50% and (B) the Class A-9 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to adjustment with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Servicer or by a Paying Agent appointed by the Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.
Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on September 24, 1993, at an issue price of 371616.40995%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated September 17, 1993 with respect to the offering of the Class A Certificates and the Class M Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 258445.78142552%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 16.40%. There is no short first accrual period. In the alternative, all interest distributions on this Certificate may be treated as qualified stated interest and thus would not be included in the stated redemption price at maturity of this Certificate, thereby causing this Certificate to be considered to have been issued at a premium.
This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.
Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

FIRST TRUST NATIONAL ASSOCIATION,
  Trustee


By____________________________
  Authorized Officer


Countersigned:
FIRST TRUST NATIONAL ASSOCIATION,
  Trustee


By ________________________
   Authorized Officer

                          EXHIBIT B TO AMENDMENT NO. 1
                    TO THE POOLING AND SERVICING AGREEMENT

                                   EXHIBIT J
             THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1993-40

                              CLASS B CERTIFICATES

                              TRANSFEREE'S LETTER

                                                    _________________ __, ____

First Trust National Association
180 East Fifth Street
St. Paul, Minnesota  55101

The Prudential Home Mortgage Securities Company, Inc.
5325 Spectrum Drive
Frederick, Maryland  21701

The undersigned (the "Purchaser") proposes to purchase The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1993-40, Class B Certificates (the "Class B Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of September 24, 1993 as amended by Amendment No. 1 dated as of December 15, 1995 (collectively, the "Pooling and Servicing Agreement") among The Prudential Home Mortgage Securities Company, Inc., as seller ("PHMSC"), The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer") and First Trust National Association, as trustee (the "Trustee"), of The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1993-40.

Section 2. Representation and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to PHMSC and the Trustee that:

    (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class B Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

    (b) The Purchaser is acquiring the Class B Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

   [(c)    The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class B Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class B Certificates and can afford a complete loss of such investment.]

    [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

    (d) The Purchaser confirms that (a) it has had the opportunity to ask questions of, and receive answers from The Prudential Home Mortgage Securities Company, Inc. concerning the Class B Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class B Certificates that PHSMC possesses or can possess without unreasonable effort or expense and (b) it has undertaken its own independent analysis of the investment in the Class B Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class B Certificates other than in connection with a subsequent sale of Class B Certificates.

    (e) The Purchaser (i) is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) has provided a "Benefit Plan Opinion" satisfactory to The Prudential Home Mortgage Securities Company, Inc. and the Trustee of the Trust Estate. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of The Prudential Home Mortgage Securities Company, Inc., the Servicer or the Trustee with respect to any Plan or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

    (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Offered Class B Certificates is in compliance therewith.

Section 3.  Transfer of Class B Certificates.

    (a) The Purchaser understands that the Class B Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class B Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither PHMSC nor the Trustee is under any obligation to register the Class B Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee each certify to PHMSC and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or PHMSC may, if such transfer is made within three years from the Closing Date, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee or PHMSC. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and PHMSC against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

    (b) No transfer of a Class B Certificate shall be made unless the transferee provides PHMSC and the Trustee with (i) a Transferee's Letter, substantially in the form of this Agreement.

    (c) The Purchaser acknowledges that its Class B Certificates bear a legend setting forth the applicable restrictions on transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to the validly executed by its duly authorized representative as of the day and the year first above written.

[PURCHASER]

By:  _____________________________
Its: _____________________________